Exhibit 1.2

                   DELAWARE INVESTMENTS UNIT INVESTMENT TRUST
                                    SERIES 19
                                 TRUST AGREEMENT
                                                              Dated: May 5, 1998

            This Trust Agreement dated as of May 5, 1998 between Delaware Capital Management, Inc., as Depositor and The Chase Manhattan Bank, as Evaluator and Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Delaware-Voyageur Unit Investment Trust Series 9 and certain subsequent Series, Standard Terms and Conditions of Trust Dated May 6, 1997" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

            Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

                        (a) The Securities listed in Schedule A hereto have been
            deposited in Trust under this Trust Agreement.

                        (b) The first sentence of the fifth paragraph of Section
            5.02 of the Standard Terms and Conditions of Trust is hereby amended by replacing the phrase "at least that number of Units" with "that number of Units which meet the dollar amount requirements."

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                        (c) All references to Voyageur Fund Managers, Inc. in
            the Standard Terms and Conditions of Trust shall be amended to refer to Delaware Capital Management, Inc.

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            IN WITNESS WHEREOF, Delaware Capital Management, Inc. has caused this Trust Agreement to be executed by its Assistant Vice President and The Chase Manhattan Bank has caused this Trust Agreement to be signed by one of its Vice Presidents or Second Vice Presidents all as of the day, month and year first above written.

                                    Delaware Capital Management, Inc., Depositor


                                    By:
                                        ----------------------------------------
                                    Assistant Vice President/Assistant
                                      Secretary/Senior Counsel




                                    The Chase Manhattan Bank, Evaluator and
                                      Trustee


                                    By:
                                        ----------------------------------------

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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
              DELAWARE INVESTMENTS UNIT INVESTMENT TRUST, SERIES 19

(Note: Incorporated herein and made a part hereof are the "SCHEDULES OF INVESTMENTS" as set forth in the Prospectus.)